Exhibit 23(B)

Consent of KPMG peat Marwick LLP


The Board of Directors
Penn-America Group, Inc:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                  /s/ KPMG Peat Marwick LLP
                                                      KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
March 30, 1998